UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2010

GREENHAVEN CONTINUOUS COMMODITY INDEX FUND
(Registrant)
(Exact name of registrant as specified in its charter)

GREENHAVEN CONTINUOUS COMMODITY INDEX MASTER FUND
(Rule 140 Co-Registrant)
(Exact name of registrant as specified in its charter)

Delaware	001-33908 001-33909	26-0151234 (Registrant) 26-0151301 (Co-Registrant)
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Greenhaven Commodity Services, LLC 3340 Peachtree Road Suite 1910 Atlanta, GA	30326
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 239-7942

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements.

On October 14, 2010, GreenHaven Commodity Services, LLC (“GCC”) (the Managing Owner of GreenHaven Continuous Commodity Index Fund and GreenHaven Continuous Commodity Index Master Fund) and Reuters America LLC, a Thomson Reuters company (“Reuters”) entered into a fifth addendum (the “Fifth Addendum”) to the License Agreement between GCC and Reuters dated July 19, 2006 (with previous addenda dated October 11, 2006, September 18, 2007, July 7, 2008 and September 30, 2009 and an oral extension on September 30, 2010).

Under the Fifth Addendum, the parties agreed, among other items, to (i) amend the fees payable by GCC under the License Agreement, and (ii) extend the exclusivity period applicable to the License Agreement until October 1, 2011, subject to Reuters’ right to terminate such exclusivity at any time upon the occurrence of certain specified events.

The foregoing description is qualified in its entirety by the complete form of Fifth Addendum, attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1 —

Fifth Addendum to License Agreement, dated as of September 30, 2010 but entered into October 14, 2010

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENHAVEN CONTINUOUS COMMODITY INDEX FUND
By Greenhaven Commodity Services, LLC, the Managing Owner

By:   /s/ Ashmead Pringle

Name:  Ashmead Pringle
Title:  Chief Executive Officer

GREENHAVEN CONTINUOUS COMMODITY INDEX MASTER FUND
By Greenhaven Commodity Services, LLC, the Managing Owner

By:  /s/ Ashmead Pringle

Name:  Ashmead Pringle
Title:  Chief Executive Officer

Date: October 14, 2010

EXHIBIT INDEX

Exhibit
Number	Exhibit Title

10.1*	Fifth Addendum to License Agreement, dated as of September 30, 2010 but entered into October 14, 2010

* Filed herewith.